UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 11, 2019

BEL FUSE INC.

(Exact Name of Registrant as Specified in its Charter)

NEW JERSEY	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              [   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

              [    ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              [    ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              [    ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On November 11, 2019, Bel Fuse Inc. (“Bel” or the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with CUI, Inc. and CUI Global Inc. (collectively, the “Seller”) to acquire the majority of the power supply products business of the Seller (the “CUI Power Business”) at an aggregate purchase price of $32.0 million in cash (subject to adjustments for working capital and the amount of any cash at closing), plus the assumption of certain liabilities.

The CUI Power Business designs and markets a broad portfolio of AC/DC and DC/DC power supplies and board level components. The CUI Power Business is headquartered in Tualatin, Oregon and had trailing-twelve month sales through September 30, 2019 of approximately $37.0 million.

The acquisition is scheduled to close in the fourth quarter of 2019 and will be funded with cash on hand and/or access to the Company's revolving credit facility.

The Agreement contains customary representations and warranties by Bel and the Seller.  The parties have rights to indemnification for, among other things, breaches of representations and warranties and for non-performance of their respective covenants.

On November 11, 2019, Bel issued a press release announcing entry into the Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the executed Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.  The Agreement is not intended to change any disclosure about Bel or the Seller in their SEC filings.  The representations and warranties contained in the Agreement were negotiated primarily to allocate risk, rather than establish facts about the parties.  The representations and warranties may be subject to contractual standards of materiality different from those generally applicable to shareholders.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 2.1 –   Asset Purchase Agreement, dated as of November 11, 2019, by and among CUI, Inc., CUI Global, Inc. and Bel Fuse Inc.

Exhibit 99.1 – Press Release of Bel Fuse Inc. dated November 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2019	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer